UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2005

National Atlantic Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	000-51127	223316586
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Paragon Way, Freehold, New Jersey		07728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	732-665-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The Board of Directors of National Atlantic Holdings Corporation (the "Company") resolved to terminate each of the share repurchase agreements (the "Agreements") by and between the Company and each of the Company’s independent agents who distribute the Company’s products (the "Partner Agents"). The Company has notified each Partner Agent that the Agreements have been terminated effective December 21, 2005, and all provisions of the Agreements are no longer in full force or effect or further authority.

The Agreements imposed certain restrictions and limitations on the future sale and purchase of shares of the Company’s capital stock (the "Shares") by Partner Agents. Among other things, the Agreements provided for the Company to have a right of first refusal with respect to the Partner Agents’ Shares. Such right of first refusal obligated the Partner Agents to offer to the Company the right to purchase any Shares which the Partner Agents desired to transfer to any third party on the same terms as offered to such third party, prior to the transfer of any Shares to such third party. In light of the initial public offering of the Company’s common stock, the Company’s Board of Directors deemed it in the best interests of the Company, as well as the shareholders, to terminate the Agreements.

The Board of Directors also resolved to terminate a share repurchase agreement (the "Share Repurchase Agreement") by and between the Company and James V. Gorman. Having received written consent from Mr. Gorman, the Share Repurchase Agreement has been terminated effective December 21, 2005, and all provisions of the Agreement are no longer in full force or effect or further authority.

The Share Repurchase Agreement imposed certain restrictions and limitations on the future sale and purchase of shares of the Company’s Shares by Mr. Gorman. Among other things, the terms of the Share Repurchase Agreement provided that Mr. Gorman may sell up to an aggregate of 430,000 of his Shares solely to licensed New Jersey insurance agents determined by the Company’s insurance subsidiary, Proformance Insurance Company’s ("Proformance") Peer Review Committee and the Board of Directors of the Company to be acceptable agents for Proformance in their reasonable discretion, in private transactions to be negotiated between Mr. Gorman and the agents. In light of the initial public offering of the Company’s common stock, the Company’s Board of Directors deemed it in the best interests of the Company, as well as the shareholders, to terminate the Share Repurchase Agreement.

The Board of Directors further resolved to terminate an investor rights agreement (the "Investor Rights Agreement") by and between the Company, The Ohio Casualty Insurance Company ("OCIC") and Mr. Gorman. Having received the written consent of OCIC and Mr. Gorman, the Investor Rights Agreement has been terminated effective December 21, 2005, and all provisions of the Agreement are no longer in full force or effect or further authority.

The Investor Rights Agreement imposed certain restrictions and limitations on the future sale and purchase of shares of the Company’s Shares by Mr. Gorman. Among other things, the Investor Rights Agreement provided for OCIC to have a right of co-sale. So long as Mr. Gorman owned at least 10% of the Shares on a fully diluted basis, OCIC had the right to sell its allocable share of equity securities in any sale by Mr. Gorman of equity securities. In light of the initial public offering of the Company’s common stock, the Company’s Board of Directors deemed it in the best interests of the Company, as well as the shareholders, to terminate the Investor Rights Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
10.1 Form of Share Repurchase Agreement between the Registrant and Partner Agents of Proformance Insurance Company (incorporated by reference to Exhibit 10.2 in the Company’s S-1/A, filed with the SEC on January 26, 2005).

10.2 Investor Rights Agreement, dated December 18, 2001, among the Registrant, The Ohio Casualty Insurance Company and James V. Gorman (incorporated by reference to Exhibit 10.5 in the Company’s S-1 filed with the SEC on July 30, 2004).

10.3 Share Repurchase Agreement, dated October 25, 1994, between James V. Gorman and the Registrant (incorporated by reference to Exhibit 10.8 in the Company’s S-1 filed with the SEC on July 30, 2004)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Atlantic Holdings Corporation

December 23, 2005	By:	/s/ Frank J. Prudente

Name: Frank J. Prudente
Title: Executive Vice President - Corporate Finance and Treasurer